Exhibit 10.1
AMENDMENT
MEDCATH CORPORATION
OUTSIDE DIRECTORS’ STOCK OPTION PLAN
     THIS AMENDMENT to the MedCath Corporation Outside Directors’ Stock Option Plan (the “Plan”) is made and adopted on March 5, 2008 by MEDCATH CORPORATION, a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, the Company has adopted the Plan; and
     WHEREAS, the Plan has been heretofore amended by instruments of the Company dated September 18, 2000, April 24, 2001 and March 5, 2002; and
     WHEREAS, the Company desires to further amend the Plan to (i) increase the number of shares as to which options may be granted under the Plan, and (ii) extend the term of the Plan, and the Board of Directors of the Company and the stockholders have approved such amendments;
     NOW THEREFORE, the Plan, as heretofore amended, is hereby further amended as follows:
     1. The first sentence of Section 4 of the Plan is amended in its entirety to read as follows:
The stock which may be issued and sold under the Plan will be the Common Stock of the Company, of a total number not exceeding five hundred fifty thousand (550,000) shares, subject to adjustment as provided in Section 7.
     2. Section 10 of the Plan is amended in its entirety to read as follows:
     Section 10. Termination. Unless otherwise terminated by the Board in accordance with Section 9, this Plan shall terminate on October 31, 2012.
     3. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the day and year first above written.

MEDCATH CORPORATION

By:	/s/ Edwin O. French

Edwin O. French, President